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                                                                   Exhibit 10.13

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                    CLAIMS ADMINISTRATION SERVICES AGREEMENT

                                     between

                        INSURANCE NETWORK SERVICES, INC.
                                    (as INS)

                                       and

                      MAGNA FLORIDA INSURANCE COMPANY, INC.
                                (as the Company)


--------------------------------------------------------------------------------


                               ------------------

                                January 21, 2000

                               ------------------


     THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE FLORIDA ARBITRATION CODE, FLORIDA STATUTE SECTION 682.

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     THIS AGREEMENT, dated as of the 21st day of January, 2000 (the
"Agreement"), between Insurance Network Services, Inc., a South Carolina corporation ("INS"), and Magna Florida Insurance Company, Inc., a Florida corporation (the "Company").

                                R E C I T A L S:

     WHEREAS, INS has significant experience in insurance claims administration services in the United States; and

     WHEREAS, the Company desires to appoint INS as its claims administrator and INS desires to accept such appointment subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                                   APPOINTMENT

     1.01 APPOINTMENT. The Company hereby appoints INS to act as Claims Administrator, as hereinafter described, on behalf of the Company and, by the execution hereof, INS accepts such appointment for an initial term of ten (10) years.

                                   ARTICLE II

                         DUTIES OF CLAIMS ADMINISTRATOR

     2.01 DUTIES. The Company acknowledges that INS may subcontract with an independent contractor to perform all or part of the claims administration services set forth below, subject to the requirements of this Agreement or may assign certain duties to certain of its affiliates:

     (a) LOSS NOTIFICATION. INS will provide a statewide Florida network for the reporting of claims of the Company's insureds, including maintaining a Florida address, telephone and facsimile and/or data centers to be used for this purpose. INS will receive the notice of loss from the policy-processing vender.

     (b) COVERAGE VERIFICATION. Coverage will be verified by the policy-processing vender of the Company. INS will properly apply the coverage to the particular claim.

     (c) CLAIMS INVESTIGATION. INS shall require the assigned adjuster to handle claims in accordance with the Company's rules and regulations and generally accepted insurance industry standards. All claims will be processed in compliance with law. INS will monitor all open claim files utilizing means deemed appropriate for claims settlement. INS will require appropriate documentation of each claim file which provides a tracing record of each loss, the investigation, the damage assessment and other pertinent information associated with each claim handling decision.

     (d) CLAIM NEGOTIATION/SETTLEMENT. INS shall require that claims are handled and settled in accordance with the Company's policies and with an emphasis placed on expense control and appropriate settlement in compliance with applicable law.

     (e) SALVAGE/SUBROGATION PURSUIT. INS will, when appropriate, undertake all necessary procedures through salvage or subrogation to pursue the recovery of loss expenditures. Subrogation activities consist of pursuit of subrogation recoveries, including without limitation notification of subrogation interest, follow-up activity, letters, filing of appropriate arbitration forms, and initiation of litigation if necessary. INS will implement all subrogation or salvage programs reasonably adopted by the Company.

     (f) CATASTROPHIC RESPONSE TEAM. INS shall maintain or contract with an adequate number of claims personnel to respond to a catastrophe and shall file a Catastrophe Response Plan with the Company within ten (10) days of the full execution of this Agreement and thereafter by July 1 of each year during the term hereof. INS shall make such changes to the Catastrophe Response Plan as the Company may reasonably request, and INS shall implement such changes in a timely manner. The Company acknowledges that INS may subcontract with an independent contractor to perform all or part of the Catastrophe Response Plan, subject to the requirements of this Agreement.

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     (g)  HARD COPY FILES. INS shall be responsible for the preparation and maintenance of hard copy files, or other commercially acceptable documentation, of claims activities established and maintained in a commercially reasonable fashion which shall be maintained by INS for a retention period of at least three (3) years subsequent to the year of the claim's closure. After the retention period, INS shall deliver the files or documentation to the Company.

     (h) ADDITIONAL DUTIES. INS shall be responsible for all additional claims handling and administrative duties as set out in the attached SCHEDULE B.

     2.02 COMPLAINT LOG. INS shall establish a tracking system for complaints received from the Company's insureds with respect to the Company business handled by INS. The Complaint Tracking Log shall be established and maintained in accordance with applicable laws and applicable rules and orders of any appropriate Department of Insurance.

     2.03 ADDITIONAL SERVICES. INS shall render other reasonable services as are reasonably necessary or appropriate to properly provide the Company services, and fulfill the functions, as provided for and intended by this Agreement.

     2.04 ANTI-FRAUD INVESTIGATION COMPLIANCE. INS shall have filed with the Division of Insurance Fraud of the Florida Department of Insurance on or before the ninetieth day after the date this Agreement becomes effective all required documentation indicating implementation of, and compliance with 626.9891, F.S. concerning anti-fraud investigative units. INS shall provide the Company copies of all submissions made to the Florida Department of Insurance pursuant to this provision and copies of all Florida Department of Insurance responses.

     2.05 AUDIT. INS shall make internal audits, including claim audits, of its business at such time and intervals and in such manner and detail as the Company shall reasonably request and require. However, INS-initiated internal audits shall occur annually, the results of which shall be reported to the Company no later than thirty (30) days following completion of same.

     2.06 RECORDS. INS shall cooperate fully with all officers, employees, agents or other representatives of the Company, or any appropriate Department of Insurance representative(s) during audits, investigations or examinations made and conducted by the Company, or such Department of Insurance representative(s) and shall permit such persons to have full access, during the normal business hours, to all books and records of INS pertaining to the services rendered or to be rendered by INS pursuant to this Agreement.

                                   ARTICLE III

                                  COMPENSATION

     3.01 FEE SCHEDULE. The Company shall compensate INS for the services rendered by INS in accordance with SCHEDULE A attached hereto. The Company will pay INS the compensation earned in accordance with this agreement monthly within 30 days of the end of each month. INS may amend SCHEDULE A from time to time to reflect reasonable increases or decreases associated with costs of providing the services pursuant to this Agreement.

                                   ARTICLE IV

                                  RELATIONSHIP

     4.01 INDEPENDENT CONTRACTOR. INS shall be deemed an independent contractor, performing for the Company services free from any supervision or control by the Company, except such supervision and control as may be exercised by the Company in connection with enforcing compliance with the terms of this Agreement, applicable laws and applicable rules or orders of any appropriate Department of Insurance. The Company acknowledges that INS is acting solely as a Claims Administrator under this Agreement and that INS shall have no liability as an insurer in connection with the risks insured.

                                    ARTICLE V

                                 INDEMNIFICATION

     5.01 INS. INS shall indemnify and hold the Company harmless from and against all claims, losses, damages, liabilities, judgments or settlements, including without limitation reasonable costs, expenses and attorney's fees, arising out

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of the relationship of the parties under the terms of this Agreement caused by
INS' act, error or omission, except to the extent the Company has caused, contributed to or compounded such act, error or omission.

     5.02 THE COMPANY. The Company shall indemnify and hold INS harmless from and against all claims, losses, damages, liabilities, judgments or settlements, including without limitation reasonable costs, expenses and attorney's fees, arising out of the relationship of the parties under the terms of this Agreement caused by the Company's act, error or omission, except to the extent INS has caused, contributed to or compounded such act, error or omission.

                                   ARTICLE VI

                                   TERMINATION

     6.01 TERMINATION. After the initial term, either party may terminate this Agreement by providing the other party with written notice to such effect ninety
(90) days prior to the effective date of termination. If either party materially breaches this Agreement and fails to cure such breach after 90 days written notice of such breach from the non-breaching party, the non-breaching party may terminate this Agreement upon 10 days written notice.

                                   ARTICLE VII

                                  MISCELLANEOUS

     7.01 ENTIRE AGREEMENT. This Agreement (including the attached Schedules) constitutes the sole understanding of the parties with respect to the subject matter hereof; PROVIDED, HOWEVER, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     7.02 PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Without the prior written consent of INS, the Company may not assign its rights, duties or obligations hereunder or any part thereof to any other person or entity. INS may assign its rights and duties hereunder in whole or in part to one or more of its affiliates.

     7.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     7.04 HEADINGS. The headings of the Articles, Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     7.05 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     7.06 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or by telecopy transmission or sent by registered or certified mail or by any express mail service, postage or fees prepaid, if to INS to:

                      Insurance Network Services, Inc.
                      Attn: President
                      P.O. Box 100111
                      Columbia, South Carolina  29202

with a copy to:

                      Mr. Matthew P. McClure, Esq.
                      The Seibels Bruce Group, Inc.

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                      P.O. Box One
                      Columbia, South Carolina  29202

if to the Company to:

                      Magna Florida Insurance Company, Inc.
                      Attn: President
                      1680 Fruitville Road
                      Suite 200
                      P.O. Box 3918
                      Sarasota, Florida  34200

or at such other address or number for a party as shall be specified by like notice. Any notice that is delivered personally or by telecopy transmission in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or its agent. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail or, if earlier, the time of actual receipt.

     7.07 GOVERNING LAW; CONSTRUCTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. NO PROVISION OF THIS AGREEMENT OR ANY RELATED DOCUMENT SHALL BE CONSTRUED AGAINST OR INTERPRETED TO THE DISADVANTAGE OF ANY PARTY HERETO BY ANY COURT OR OTHER GOVERNMENTAL OR JUDICIAL AUTHORITY BY REASON OF SUCH PARTY'S HAVING OR BEING DEEMED TO HAVE STRUCTURED OR DRAFTED SUCH PROVISION.

     7.08 ARBITRATION.

          (a) Each party agrees to the extent any dispute arising in connection with this Agreement is not resolved by voluntary agreement of the parties, such dispute shall be exclusively and finally settled by arbitration in accordance with the provisions of this Section 7.08. If any such dispute arises, any party may at any time deliver written notice that it intends to submit such dispute to arbitration. If such notice is delivered to the other parties, then the party that delivered such notice shall be entitled to direct submission of the dispute to arbitration. Notwithstanding this Section 7.08, each party shall have the right to seek from any court of competent jurisdiction, pending the establishment of the arbitral tribunal, relief in aid of arbitration or to protect the rights of such party in respect of this Agreement. Any request for such interim relief by a party shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

          (b) Such arbitration shall be held in Jacksonville, Florida (which shall be the exclusive location of such arbitration unless otherwise agreed by the parties) in accordance with the rules and regulations of the American Arbitration Association, with pre-hearing discovery rights in accordance with the Federal Rules of Civil Procedure (PROVIDED that the foregoing shall not limit the power of the arbitrator(s) to accord the parties greater rights of inspection and discovery than they would have in a suit at law). The determination of the arbitrator(s) shall be conclusive and binding upon the parties, and any determination by the arbitrator(s) of an award may be filed with the clerk of a court of competent jurisdiction as a final adjudication of the claim involved, where application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of each party, including legal and accounting fees, if any, with respect to the arbitration, shall be borne by such party, except to the extent otherwise directed by the arbitrator(s). The arbitrator(s) shall designate the parties to bear the expenses of the arbitrator(s) or the respective amounts of such expense to be borne by each party.

                            [SIGNATURE PAGE FOLLOWS.]

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf on the date indicated.


INS:

INSURANCE NETWORK SERVICES, INC.

By:  /s/ Michael A. Culbertson
   ----------------------------------
     Name: Michael A. Culbertson
     Title: President and CEO


THE COMPANY:

MAGNA FLORIDA INSURANCE COMPANY, INC.

By:  /s/ Richard Davies
   ----------------------------------
     Name: Richard Davies
          ---------------------------
     Title: S.V.P & Sec.
           --------------------------

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                                  EXHIBIT LIST


Schedule A - Compensation Schedule
Schedule B - Claims Administration Plan

             REGISTRANT UNDERTAKES TO PROVIDE COPIES OF THE EXHIBITS
                  TO THE COMMISSION SUPPLEMENTALLY UPON REQUEST

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                                 AMENDMENT NO. 1

                                       TO
                    CLAIMS ADMINISTRATION SERVICES AGREEMENT


     THIS AMENDMENT (the "Amendment"), made effective as of this 4th day of October, 2002, by and between INSURANCE NETWORK SERVICES, INC., a South Carolina corporation ("INS"), and QualSure Insurance Corporation, formerly known as Magna Florida Insurance Company, Inc., a Florida corporation (the "Company"), is hereinafter set forth:

                              W I T N E S S E T H:

     WHEREAS, INS and the Company are parties to that certain Claims Administration Services Agreement dated January 21, 2000; and

     WHEREAS, INS and the Company desire to amend the Claims Administration Services Agreement in certain respects;

     NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties herein contained, and for the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1. AMENDMENTS.

             A. Section 1.01 of the Claims Administration Services Agreement is hereby amended by replacing it in its entirety with the following:

                "1.01 APPOINTMENT. The Company hereby appoints INS to act as its exclusive Claims Administrator, as hereinafter described, on behalf of the Company and, by the execution hereof, INS accepts such appointment.

                       (a)  TERMS. For the following terms:

                            i.   Existing Business - until January 21, 2010;
                            ii.  Wind Renewals - until October 4, 2007; and
                            iii. New Business - until October 4, 2005.

                       (b) EXCLUSIVE RIGHT TO NEGOTIATE. Upon the end of any term, so long as notice of breach of the Agreement has not been delivered by the Company, INS shall have the exclusive right to negotiate with the Company a renewal of this Agreement with respect to such type of business upon terms acceptable to the Company until three (3) months prior to the end of the term of the type of business which term is expiring. If, during this exclusive negotiating period, the parties fail to agree upon the terms of a renewal or extension of the Agreement as to the type of business which term is expiring, the Company shall be free to negotiate with any third party. This provision in no way obligates the Company to renew or extend the Agreement under any terms."

             B. Section 2.01 of the Claims Administration Services Agreement is hereby amended by adding the following:

                       "(i) In addition to the service requirements set forth herein, INS shall provide services according to the standards set forth in the attached SCHEDULE C."

             C. Article III of the Claims Administration Services Agreement is hereby amended by adding the following:

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     "3.02   AUDIT. The Company shall make internal audits of its books and records pertaining to the services rendered pursuant to this Agreement available to INS at such time and intervals and in such manner and detail as INS shall reasonably request and require.

     3.03 RECORDS. The Company shall cooperate fully with all officers, employees, agents or other representatives of INS during audits, investigations or examinations made and conducted by INS and shall permit such persons to have full access as reasonably requested, during the normal business hours, to all books and records of the Company pertaining to the services rendered pursuant to this Agreement including, but not limited to, premiums by type of business."

         D. Section 7.08 of the Claims Administration Services Agreement is hereby amended by replacing it in its entirety with the following:

     "7.08   DISPUTE RESOLUTION.

                    (a) CONSENT TO JURISDICTION. Each party hereto agrees that this Agreement may be enforced in courts of competent jurisdiction of the State of Florida or federal courts in Florida with respect to any claim or cause of action, whether in law or equity, including specific performance, arising under or relating to this Agreement, and waives personal service of any and all process upon it, and consents that all services of process may be made by certified or registered mail, postage pre-paid and return receipt requested, to the address of the parties set forth in Section 7.06 hereof. Each party hereto waives any objection based on forum nonconveniens and waives any objection to venue of any action instituted hereunder. Each party hereto agrees that a final judgment in any such action shall be conclusive and may be enforced in any other jurisdiction by suit on a judgment or in any other manner provided by law. Nothing in this Section 7.08 shall affect the right of any party hereto to serve legal process in any other manner permitted by law. To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby waives (to the fullest extent permitted by applicable law) such immunity in respect of its obligations hereunder.

                    (b) INJUNCTIVE RELIEF. In the event of a breach of the terms of this Agreement, either of the parties to this Agreement shall be entitled to an injunction restraining the party about to commit any breach of this Agreement, or who has committed a breach of it, without showing or proving any actual damage sustained by them.

                    (c) ATTORNEYS' FEES. Each party shall be responsible for their own costs and expenses incurred in connection with resolving a dispute under this Agreement, including fees and expenses of their financial consultants, accountants and counsel."

         E. Article VII of the Claims Administration Services Agreement is hereby amended by adding the following:

     "7.09   CONFIDENTIALITY.

                    (a) CONFIDENTIAL INFORMATION. Each party hereto agrees, and agrees to cause its Affiliates, officers and directors (in their capacity as such), and its employees, attorneys, accountants, consultants and other agents and advisors (collectively, and together with their respective officers and directors, "Agents") to keep secret and maintain in confidence all confidential and proprietary information and data of either party disclosed to it or its Agent by the other party (in each case, a "Receiving Party") in connection with the performance of this Agreement ("Confidential Information") and shall not, and shall cause their respective Agents not to, disclose Confidential Information to any Person other than itself or its Agents who have a need to know Confidential Information to perform their respective duties. Each party further agrees that neither it nor any of its Agents shall use Confidential Information for any purpose other than the direct performance of its duties pursuant to the terms of this Agreement The Company and INS shall take all reasonable measures necessary to prevent any unauthorized disclosure of Confidential Information by any person.

                    (b) SURVIVAL. The obligations under this section shall survive for a period of two (2) years from the date of final termination of this Agreement provided that such obligations shall continue indefinitely with respect to any trade secret or similar information which is proprietary to either party and provides such party with an advantage over its competitors.

                    (c) AUTHORIZED DISCLOSURES. Nothing herein shall prevent any party hereto or its Agents from using, disclosing, or authorizing the disclosure of Confidential Information it receives in the course of business which:

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                         (i) has been published or is in the public domain, or
which subsequently comes into the public domain, through no fault of the Receiving Party;

                         (ii) prior to receipt hereunder was properly within the
legitimate possession of the Receiving Party or, subsequent to receipt hereunder (or under such agreement), is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the Confidential Information and without notice of any restriction against its further disclosure;

                         (iii) subject to the Receiving Party's compliance with
paragraph 7.09 (d) below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, provided that such Confidential Information to the extent covered by a protective order or its equivalent shall otherwise continue to be Confidential Information required to be held confidential for purposes of this Agreement; or

                         (iv) subject to the Receiving Party's compliance with
paragraph 7.09 (d) below, is required to be disclosed by applicable law.

                    (d) NOTICE OF DISCLOSURES. In the event that any Receiving
Party: (i) must disclose Confidential Information in order to comply with applicable law; or (ii) becomes legally compelled (by a court of competent jurisdiction) to disclose any Confidential Information, the Receiving Party shall provide the disclosing party with prompt written notice so that in the case of clause (i), the disclosing party can work with the Receiving Party to limit the disclosure to the greatest extent possible consistent with legal obligations, or in the case of clause (ii), the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of the Agreement. In the case of clause (ii): (A) if the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the Receiving Party shall, and shall cause its Agents to, exercise all commercially reasonable efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense; and (B) failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to be furnished and shall exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information, it being understood that such reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought."

         F. Schedule A of the Claims Administration Services Agreement is hereby amended by replacing it in its entirely with Schedule A of this Amendment.

         G. Schedule A.1 of the Claims Administration Services Agreement is hereby amended by replacing it in its entirely with Schedule A.1 of this Amendment.

         H. The Claims Administration Services Agreement is hereby amended by adding Schedule C of this Amendment.

     SECTION 3. CONTINUATION.

     The Claims Administration Services Agreement, as amended by this Amendment, shall continue in full force and effect in accordance with its terms.

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                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, INSURANCE NETWORK SERVICES, INC. and QUALSURE INSURANCE CORPORATION have each caused this Amendment No. 1 to Claims Administration Services Agreement to be executed in its respective name and on its behalf by a corporate officer and attested, all as of the date first above written.

INSURANCE NETWORK SERVICES, INC.        QUALSURE INSURANCE CORPORATION


By:  /s/ Lynn S. Abrams                 By:  /s/ R. Thomas Savage, Jr.
     -----------------------------        -----------------------------------
Name:  Lynn S. Abrams                   Name: R. Thomas Savage, Jr.
       ---------------------------         ----------------------------------
Title:  President                       Title: President and CEO
        --------------------------          ---------------------------------

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                                  EXHIBIT LIST


Schedule A - Compensation Schedule
Schedule C - Service Levels


             REGISTRANT UNDERTAKES TO PROVIDE COPIES OF THE EXHIBITS
                  TO THE COMMISSION SUPPLEMENTALLY UPON REQUEST

                                       108